Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Infinity Natural Resources, Inc., and in the related Prospectus, of the use of the name Wright & Company, Inc. and the incorporation by reference from our reserve reports prepared for Infinity Natural Resources, LLC as of December 31, 2022, and December 31, 2023.

Wright & Company, Inc.

TX Reg. No. F-12302

/s/ D. Randall Wright
By:	D. Randall Wright, P.E.
President

Brentwood, Tennessee

February 3, 2025